EXHIBIT 21

OFFSHORE LOGISTICS, INC.

Subsidiaries of the Registrant at March 31, 2002

                                                                                                    Percentage
                                                                    Place of                        of Voting
                   Company                                        Incorporation                     Stock Owned
                   -------                                        --------------                    -----------

Aeroleo Taxi Aereo S/A.........................................      Brazil                               20%
Air Logistics of Alaska, Inc...................................      Alaska                              100%
Air Logistics, L.L.C...........................................      Louisiana                           100%
Aircopter Maintenance International, Inc.......................      Panama                               49%
Airlog International, Inc......................................      Panama                              100%
Airlog Part Sales, Inc.........................................      Louisiana                           100%
Brilog Leasing Limited.........................................      Cayman Islands                      100%
Bristow Aviation Holdings Limited..............................      England                              49%
Bristow Helicopter Group Limited...............................      England                              49%
Bristow Helicopters Australia Pty. Ltd.........................      Australia                            49% *
Bristow Helicopters International Limited......................      England                              49%
Bristow Helicopters Limited....................................      England                              49%
Bristow Helicopters Nigeria Limited............................      Nigeria                              40% *
Bristow International Limited..................................      England                             100%
FB Heliservices Limited........................................      England                              50% *
FBS Limited....................................................      England                              50% *
Grasso Corporation.............................................      Delaware                            100%
Grasso Production Management...................................      Texas                               100%
Guaranty Financial International, N.A..........................      Netherlands Antilles                 49%
Heliservicio Campeche S.A. de C.V..............................      Mexico                               49%
Hemisco Helicopters International, Inc.........................      Panama                               49%
Medic Systems International, Inc...............................      Panama                              100%
Medic Systems, Inc.............................................      Delaware                            100%
Norsk Helikopter AS............................................      Norway                               49% *
Offshore Logistics International, Inc..........................      Panama                              100%
Offshore Logistics Management Services, Inc....................      Louisiana                           100%
Petroleum Air Services.........................................      Egypt                                25%
Pueblo Airmotive, Inc..........................................      Arizona                             100%

*  percentage owned by Bristow Helicopters Limited